                                                                   Exhibit 10.38
                                                                   -------------
                       SETTLEMENT AGREEMENT AND RELEASE
                       --------------------------------


     AGREEMENT and RELEASE made this 25th day of July, 1997, by and between Robert B. Sproul, Boston Communications Group, Inc., and Wireless Americas Corp.

                                  DEFINITIONS
                                  -----------

     As used herein, the following terms are defined as follows:

     a.   "Mr. Sproul" means the individual named Robert B. Sproul.

     b. "BCG" means Boston Communications Group, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts with its principal place of business in Woburn, Massachusetts, and its officers, directors, employees, stockholders and agents (except Mr. Sproul).

     C. "WAC" means Wireless Americas Corp., a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Coral Gables, Florida, and its officers, directors, employees, and agents (except Mr. Sproul).

     d.   "Litigation" means the lawsuit entitled Sproul v. Boston
                                                  ----------------
Communications Group, Inc. and Wireless Americas Corp., Case No. 97 8671 CA02,
-----------------------------------------------------
presently pending in the Circuit Court of the Eleventh Judicial Circuit for Dade County, Florida;

     e. "Interpleader Action" means the lawsuit filed by Citibank, F.S.B., as plaintiff/interpleader against BCG and WAC entitled Citibank, F.S.B. v. Wireless
                                                    ----------------------------
Americas Corp., and Boston Communications Group, Inc. presently pending in the
----------------------------------------------------
Circuit Court of the Eleventh Judicial District, in and for Dade County,
Florida.

     f.   "WAC Stock" means shares of the Common Stock of Wireless Americas
Corp.

     g.   "Interest" means simple interest at an annual rate of 8%.

     h.   "Settlement Agreement" means this Settlement Agreement and Release.

                                  WITNESSETH:
                                  -----------

     WHEREAS, the parties to this Settlement Agreement are parties to the Litigation.

     WHEREAS, Mr. Sproul's claims against BCG and WAC in the Litigation involve, inter alia, certain claims of fraudulent inducement, breach of contract,
----------
wrongful termination, and certain prayers for declaratory judgment.

     WHEREAS, BCG and WAC have specifically denied such allegations.

     WHEREAS, BCG and WAC have counterclaimed against Sproul alleging, inter
                                                                       -----
alia, certain claims of fraudulent inducement and breach of contract.
----

     WHEREAS, Mr. Sproul has specifically denied such allegations.

     WHEREAS, the parties believe that it is in their mutual best interests to avoid further costly litigation and have reached an agreement with respect to the settlement of the Litigation without admitting the truth of any allegation made or defense asserted in that Litigation.

     WHEREAS, BCG is willing to purchase the shares in WAC that it does not already own and which are presently owned by Mr. Sproul and which constitute 20% of the outstanding shares of WAC.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. BCG shall pay Mr. Sproul $1,300,000 (one million three hundred thousand dollars) (the "Purchase Amount") in exchange for the sale by Mr. Sproul to BCG, on or before August 25, 1997, of all WAC Stock owned by Mr. Sproul.

     2. BCG shall pay the Purchase Amount to Mr. Sproul as follows: BCG shall pay the Purchase Amount to Mr. Sproul, on or before August 25, 1997, in immediately available funds, plus any Interest accumulated on the Purchase Amount from July 22, 1997 until the date of payment.

     3. In consideration for the payment described above in Section 2 Sproul will cause his entire ownership interest in WAC to be transferred to BCG or its designee, and Mr. Sproul agrees to execute any and all necessary documents, including customary representations and warranties, required to effectuate such transfer. Specifically, Mr. Sproul represents that he owns 20% of all outstanding WAC stock free and clear, and without any lien, encumbrance or impairment other than that which may exist in favor of BCG or WAC as a result of the Litigation.

     4. Mr. Sproul agrees to execute any and all documents, as required by either WAC or BCG or any other party, to resolve any matter or dispute involved in or related to the Interpleader Action.

     5. Mr. Sproul represents and warrants that he has undertaken an honest and good faith search of all of his possessions and documents and has returned to BCG and WAC all equipment and all documents, business records or other materials of BCG or WAC including, without limitation any documents, business records, computer media or other materials constituting or containing proprietary information of BCG or WAC, and all copies thereof. If Mr. Sproul subsequently discovers in his possession any BCG or WAC equipment or any documents constituting or containing proprietary information of BCG or WAC, which Mr. Sproul has failed to return to BCG or WAC at the time of the execution of this Settlement Agreement, Mr. Sproul will return such subsequently discovered equipment or documents and shall not use such equipment or documents, or information contained therein, for any purpose.

     6. Mr. Sproul hereby releases and forever discharges BCG and WAC and all past and present officers, directors, agents, stockholders, attorneys, assigns, indemnitees, and employees thereof, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, and any and all claims, demands, and liabilities whatsoever of every name and nature, whether domestic or international, known or unknown, both at law and in equity, which against BCG or WAC he now has or ever has had from the beginning of the world to this date including, without limitation, any claims or allegations which were raised or could have been raised in the Litigation.

     7. BCG and WAC each hereby release and forever discharge Mr. Sproul and his attorney from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, and any and all claims, demands, and liabilities whatsoever of every name and nature, whether domestic or international, known or unknown, both at law and in equity, which BCG or WAC now have or ever have had against Mr. Sproul from the beginning of the world to this date including, without limitation, any claims or allegations which were raised or could have been raised in the Litigation.

     8. Simultaneously with execution of this Settlement Agreement, Mr. Sproul, BCG and WAC, by their attorneys, will execute a Stipulation of Dismissal in the form attached as Exhibit A hereto and will file the executed Stipulation of Dismissal with the Circuit Court of the Eleventh Judicial Circuit for Dade County, Florida.

     9. a. Mr. Sproul covenants and agrees not to sue or bring any cause of action as a plaintiff against BCG or WAC or otherwise arising from any of the facts, events, circumstances or omissions alleged or otherwise raised, or asserting claims raised, in the Litigation or which could have been asserted or raised in the Litigation.

         b. BCG and WAC each covenant and agree not to sue or bring any cause of action as plaintiff(s) against Sproul or otherwise arising from any of the facts, events, circumstances or omissions alleged or otherwise raised, or asserting claims raised, in the Litigation or which could have been asserted or raised in the Litigation.

     10. This Agreement supersedes and merges all prior agreements and understandings between Mr. Sproul and BCG or WAC regarding any subject matter and represents the entire agreement of Mr. Sproul, BCG and WAC including, specifically (but without limitation) the following agreements (and any amendments thereto):

     a.  Option Agreement, dated May 14, 1996, between BCG, WAC and SNC Corp.;

     b.  Agreement, dated October 23, 1996, between BCG, WAC and Mr. Sproul;

     c. Amended and Restated Employment Agreement, dated October 23, 1996, between WAC and Mr. Sproul;

     d. Amended and Restated Option Agreement, dated October 23, 1996, between BCG, WAC and Mr. Sproul; and

     e. Stockholders' Agreement, dated November 1, 1996, between WAC, Mr. Sproul and BCG.

     11. This Agreement may be amended only upon written agreement by Mr. Sproul, BCG and WAC.

     12. Mr. Sproul agrees that the terms and contents of this Settlement Agreement, and the contents of the negotiations and discussions resulting in this Settlement Agreement, shall be maintained as confidential. He agrees that he will not discuss or disclose, or authorize his agents or attorneys to discuss or disclose, directly or indirectly, orally or in writing, spontaneously or in response to inquiry, to any entity or person, the facts, allegations or merits of the Litigation or of his claims or potential claims, or the terms of the settlement thereof.

     13. All communications, notices, payments, and the like required or given pursuant to any provision to this Settlement Agreement, shall be deemed to have been properly made or given when deposited, postage pre-paid by first-class mail, addressed as follows:

     If to Sproul:  Robert B. Sproul
                    520 Marmore Avenue
                    Coral Gables, Florida 33146

                    and

                    Michael R. Josephs, Esq.
                    Josephs, Jack & Gaebe, P.A.
                    P.O. Box 345118
                    Coral Gables, Florida 33114-5118

     If to BCG      Alan Bouffard, Esq.
                    Boston Communications Group, Inc.
                    100 Sylvan Road
                    Woburn, Massachusetts 01801

                    and

                    Peter J. Macdonald, Esq.
                    Hale and Dorr, LLP
                    60 State Street
                    Boston, Massachusetts 02109

      If to WAC     Alan Bouffard, Esq.
                    Boston Communications Group, Inc.
                    100 Sylvan Road
                    Woburn, Massachusetts 01801

                    and

                    Peter J. Macdonald, Esq.
                    Hale and Dorr, LLP

                    60 State Street
                    Boston, Massachusetts 02109

     14. This Agreement shall be binding upon and shall inure to the benefit of the assignees, licensees, heirs, successors and transferees of the entities and persons released hereunder, whether by license, sale, merger, reverse merger, sale of stock, insolvency, sale of assets, operation of law or, without limitation, otherwise.

     15. If any of the terms or provisions of this Agreement are found to be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby, and the parties shall endeavor in good faith to replace such provision with a valid and enforceable one which accomplishes the same general purpose to the maximum extent possible.

     16. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature of either party may be transmitted by electronic facsimile for the purposes of execution, with the original of such signature to be forwarded to the other party as soon practicable thereafter.

     17. The waiver by any party to this Agreement of any breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

     18. By their signature hereto, the parties declare, warrant and represent that they have agreed on terms of the Agreement and have the authority to enter into this Agreement on behalf of themselves and/or their respective principals.

     19. The parties to this Agreement understand and agree that their entering into this Agreement does not constitute any admission of liability or wrongdoing on the part of any of the parties hereto.

     20. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard of its choice of law rules. Any disputes arising out of or related to the Agreement shall be resolved exclusively in the courts of the State of Florida.

     21. The parties hereto acknowledge that this Agreement releases, disposes of and gives up claims and rights each of them may have, including, without limitation, the right to have a jury decide the issues raised in the litigation. By entering this Agreement such rights and claims are extinguished forever. All of the parties hereto further acknowledge that they have been represented in this matter by their own lawyers and have had a full opportunity to talk about these issues before entering into this Agreement.

     IN WITNESS WHEREOF, Mr. Sproul, BCG and WAC have caused this Settlement Agreement to be executed on the day and year first written above.


ROBERT B. SPROUL                    BOSTON COMMUNICATIONS GROUP, INC.



                                    By:
--------------------------------        -------------------------------------
Robert B. Sproul                    Fritz von Mering
                                    Title: Treasurer


Reviewed As To Form:                WIRELESS AMERICAS CORP.



                                    By:
--------------------------------        -------------------------------------
Michael R. Josephs, Esq.            Fritz von Mering
Josephs, Jack & Grebe, P. A.        Title: Treasurer
P.O. Box 345118
Coral Gables, Florida 33114-5118    Reviewed As To Form:
(305) 666-6006
Counsel to Mr. Sproul


                                    -----------------------------------------
                                    Peter J. Macdonald
                                    Hale and Dorr, LLP
                                    60 State Street
                                    Boston, MA   02109
                                    Counsel to BCG and WAC